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                                 EXHIBIT 23.01



                         Independent Auditors' Consent
                         -----------------------------



The Shareholders and Board of Directors
Showboat, Inc.



We consent to incorporation by reference in the registration statements (Nos. 33-36048, 33-56044 and 33-47945) on Form S-8 of Showboat, Inc. of our report dated February 18, 1994, except for Note 1 paragraph 3 and Note 12 paragraph 2, which are as of March 1, 1994, relating to the consolidated balance sheets of Showboat, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Showboat, Inc.

Our report refers to a change in method of accounting to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.



Las Vegas, Nevada
March 30, 1994